Exhibit 6.1

Manhattan Street Capital Reg A+ Engagement Agreement

Effective Date:______________

IdentifySensors Biologics Corp.

20600 Chagrin Boulevard, Suiter 450

Shaker Heights, Ohio 44122

Re: Advisory, Technology and Administrative Services

This agreement (this “Agreement”) will confirm the arrangements under which FundAthena, Inc., DBA Manhattan Street Capital (“MSC”) and IdentifySensors Biologics Corp. a Delaware corporation, and its present and future subsidiaries and any entity used thereby to facilitate the Financings contemplated hereby (collectively, the “Client”), to act as the Client’s advisor in connection with a possible Financing (as defined below) and the Client’s use of MSC’s proprietary technology platform (the “MSC Platform”).

1. Retention. During the term of this engagement, and as mutually agreed upon by MSC and the Client, MSC shall provide Client with project management, technology, administrative services and assistance with and introductions to resources needed to conduct a Reg A+ offering, (any of the foregoing, a “Financing”). Client agrees to be bound by the MSC Platform standard terms and conditions, (the “Platform Terms”) which can be found at www.manhattanstreetcapital.com/terms. Access to the MSC Platform will not be provided without Client’s acceptance of the Platform Terms.

2. Cooperation. The Client shall furnish MSC and/or upload to the MSC Platform all current and historical materials and information regarding the business and financial condition of the Client relevant to the Financing, and all other information and data, and access to the Client’s officers, directors, employees and professional advisors, which MSC reasonably requests in connection with MSC’s activities hereunder. All such materials, information and data shall be to the Client’s knowledge, complete and accurate in all material respects and not misleading. Client understands that MSC is not and does not provide any assurance that the contemplated Financing(s) will succeed, or that they will achieve any particular performance level or cost efficiency. The Client agrees to promptly advise MSC of all developments materially affecting the Client, any proposed Financing or the completeness or accuracy of the information previously furnished to MSC, and agrees that no material initiatives relating to the proposed Financing will be taken without MSC having been consulted in advance thereof.

3. Compensation. The Client agrees to promptly pay MSC the MSC Fees (the “Fees”), listed below:

a) Project management retainer fee of $10,000 USD paid monthly in advance for a 9-month period from the Effective Date, and the same value of five-year cashless exercise warrants priced at the lowest price at which securities will be sold in the Financing.

b) MSC technology admin and service fee of $25.00 USD per investment in the offering, plus the same value of five-year cashless exercise warrants priced at the lowest price at which securities were sold in the Financing. The MSC technology admin and service fee is constant regardless of the investment amount, and it is not dependent on the total size of the capital raise. For purposes of calculating this fee, an investment is defined as a transaction where a person or entity deposits money as part of the Financing. The number of warrants will be determined by dividing the product of $25.00 and the total number of investments in this offering, by the lowest price at which securities were sold in the Financing.

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c) Listing fee of $5,000 USD per month while the offering is live for investment or reservations, including TestTheWaters (TM), and the same value of five-year cashless exercise warrants priced at the lowest price at which securities were sold in the Financing.

The MSC Fees above do not include fees for back-end services including, but not limited to: payment processing, digital currency conversion, escrow and technology fees, AML check, and accredited investor verification. Back-end service fees paid by MSC may be paid to third-party service providers on behalf of the Client, and will be invoiced by MSC to Client. MSC fees above do not include costs for marketing agency, legal service provider, broker-dealer or transfer agent. Reasonable direct expenses incurred by MSC on behalf of Client will be reimbursed by Client.

It is expressly understood that all MSC Fees are not contingent on the success of the offering. The Fees are an obligation of the Client regardless of the outcome of the offering.

It is expressly understood that a separate MSC Fee shall be payable in respect to each Financing in the event that more than one Financing occurs. Examples may include the addition of a Reg D convertible note offering preceding or in parallel with the Reg A+ offering, or a simultaneous regional Reg A+ offering in another region. In the event of an additional Financing, the rates listed on the MSC site at the time activity by a service provider begins on the additional financing for such offering shall apply.

Payment terms.

Project management retainer fees will be invoiced monthly by MSC, 15 days prior to the first day of the service period. Cash payment will be due on or before the first day of the service period.

MSC technology admin and service fees will be invoiced periodically by MSC, at the close of each period for the previous period. Cash payment will be due 15 days from date of invoice.

Listing fees will be invoiced monthly by MSC, at the close of the month for the previous month period. Cash payment will be due 15 days from date of invoice.

Back-end service fees will be invoiced monthly by MSC, at the close of the month for the previous month period, with the exception of monthly escrow and platform license fees which will be billed in advance for current month. Cash payment will be due 15 days from date of invoice.

Delinquent invoices, 15 days past due, are subject to interest of 1.0% per month on any outstanding balance, or the maximum permitted by law, whichever is less, plus all expenses of collection. MSC reserves the right to suspend your listing on the MSC Platform and pause advisory services if your account becomes delinquent.

Delivery of warrants.

During the course of the Financing there will be two separate issuances of Warrants as described below:

a) The first Warrant will represent the total amount earned as Project management retainer fees, as defined in section 3a above, and will be delivered upon the initial execution of this Agreement in the form approved by both parties, and attached to this Agreement as Appendix 1 - Warrant Agreement.

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b) The second Warrant will be earned during the course of this Financing, and will represent warrants earned as MSC technology admin and service fees and Listing fees, as defined in Sections 3b and 3c above. The Client commits to deliver this warrant within 15 days of the completion, or termination, of the Financing, in the form approved by both parties, and attached to this Agreement as Appendix 1 - Warrant Agreement.

It is expressly understood that warrants are not contingent on the success of the offering. The delivery of warrants are an obligation of the Client regardless of the outcome of the offering.

4. Confidentiality. Each party acknowledges that, in the course of evaluating the Financing and, it (the “Receiving Party”) may obtain information relating to the other party’s business (the “Disclosing Party”) (all such information the “Confidential Information”). Such Confidential Information shall belong solely to the Disclosing Party. For sake of clarity, information is considered Confidential Information for so long as it has not been made known to the general public by the Disclosing Party or through the rightful actions of a third party, and for so long as the information holds value, as reasonably determined by the Disclosing Party, by virtue of remaining confidential. During the Term and after its termination, the Receiving Party: (a) shall not use, other than as required for the Financing, or disclose Confidential Information without the prior written consent of the Disclosing Party, or unless such Confidential Information becomes part of the public domain without breach of this Agreement by the Receiving Party, its officers, directors, employees or agents; (b) agrees to take all reasonable measures to maintain the Confidential Information in confidence, but not less than those it takes to safeguard its own confidential information; and (c) will disclose the Confidential Information only to those of its employees and consultants as are necessary for the uses licensed hereunder and are bound by obligations of confidentiality. Upon the termination of this Agreement, the Receiving Party shall return or destroy all Confidential Information, as requested by the Disclosing Party.

5. Termination. The Agreement has a term of 18 months from execution. Upon any termination of this Agreement, the rights and obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 3 through 4 and 6-9 (inclusive), which shall survive termination of this Agreement. Part 3b of the MSC Fees cannot be canceled after the Reg A+ offering has commenced to live investors.

6. Exclusivity. During the term of this Agreement, the Client will not, and will not permit any security holder, affiliate, advisor or representative of the Client to engage any other party to perform any services or act in any capacity which is related to, or comparable, to the Financing without the prior written approval of MSC.

If the Client elects to engage a broker-dealer or other party to raise funds in the Financing, using means outside of the MSC Platform, the Client agrees to compensate MSC as defined in section 3a, 3b, and 3c above, as if the investment transactions were processed through the MSC Platform.

7. Indemnification. Client agrees to indemnify and hold harmless MSC and its affiliates, and each of their respective officers, directors, managers, members, partners, employees and agents, and any other persons controlling MSC or any of its affiliates (collectively, “Indemnified Persons”), to the fullest extent lawful, from and against any claims, liabilities, losses, damages, costs and expenses (or any action, claim, suit or proceeding in respect thereof), as incurred, related to or arising out of or in connection with MSC services (whether occurring before, at or after the date hereof) under the Agreement, the Financing or any proposed Financing contemplated by the Agreement or any Indemnified Person’s role in connection therewith (“Losses”), provided, however, that the Client shall not be responsible for any Losses that arise out of or are based on any action of or failure to act by MSC to the extent such Losses are determined, by a final, non-appealable judgment by a court, to have resulted primarily and directly from MSC’s gross negligence or willful misconduct.

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8. Limitation on Liability. EXCEPT FOR A PARTY’S BREACH OF SECTION 3 OR CLIENT’S INDEMNIFICATION OBLIGATIONS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY NATURE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND REGARDLESS OF WHETHER THE CLAIM OR LIABILITY IS BASED UPON ANY CONTRACT, TORT, BREACH OF WARRANTY OR OTHER LEGAL OR EQUITABLE THEORY.

EXCEPT FOR A PARTY’S BREACH OF SECTION 3 OR CLIENT’S INDEMNIFICATION OBLIGATIONS, THE TOTAL LIABILITY OF EITHER PARTY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, WILL NOT EXCEED, IN THE AGGREGATE, THE FEES PAID TO MSC. THE FOREGOING LIMITATIONS WILL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL FINANCING OF ANY LIMITED REMEDY.

9. Independent Contractor. The Client acknowledges and agrees that (i) MSC will act as an independent contractor hereunder, its responsibility is solely owed to the Client and contractual in nature, and MSC does not owe the Client, or any other person or entity (including, without limitation, any security holders, affiliates, creditors or employees of the Client), any fiduciary or similar duty as a result of its engagement hereunder or otherwise; (ii) MSC and its affiliates will not be liable for any losses, claims, damages or liabilities arising out of the actions taken, omissions of or advice given by other parties who are providing services to the Client; (iii) MSC is not an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction; (iv) the Client has consulted, and will consult, as appropriate, with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of this Agreement and the Financings contemplated hereby, and that MSC and its affiliates shall have no responsibility or liability with respect thereto; and (v) the Client is capable of evaluating the merits and risks of such Financings and the fees payable in connection therewith and that it understands and accepts the terms, conditions, and risks of such Financings and fees.

10. Dispute Resolution, Mediation, and Arbitration: MSC and the Client shall attempt in good faith to resolve any dispute arising out of or related to this Agreement promptly by negotiation between MSC and a representative of the Client who has authority to settle the controversy on behalf of the Client. Either party may give the other party written notice of any dispute not resolved in the normal course of business. Within five (5) days after delivery of notice of any dispute, the receiving party shall submit to the other a written response. The notice and the response shall include a statement of each party’s position, a summary of arguments supporting that position and shall include a reference to any authority available to support the position. Within fifteen (15) days after delivery of the disputing party’s notice, the parties shall meet in person at a mutually acceptable time and place, or by phone, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored.

a) Mediation. If the matter has not been resolved within thirty (30) days of the disputing party’s first notice, or if the parties fail to meet within fifteen (15) days, either party may initiate mediation of the controversy or claim before a mediator appointed by the mediation service JAMS. In any event, the parties agree first to try in good faith to settle any dispute by negotiation and mediation before resorting to arbitration or any other dispute resolution procedure.

b) Arbitration. If the parties are unable to resolve the matter through mediation within 15 (days) of beginning mediation, then any controversy or claim arising out of or relating to this Agreement or any alleged breach thereof shall be settled by binding arbitration by a single arbitrator appointed by the arbitration service JAMS, and judgment upon the award rendered by the arbitration shall be final and may be entered in any court having jurisdiction. (Notwithstanding the foregoing, nothing in this Agreement shall be interpreted to bar any party hereto from seeking injunctive relief with respect to any controversy or claim arising out of or relating to this Agreement.) The arbitrators shall comply with the commercial arbitration rules of the American Arbitration Association as then in effect. The arbitration shall be conducted, unless the parties otherwise agree, in San Diego, California, United States of America.

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11. Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware and all claims shall be exclusively commenced in the state or federal courts located in Wilmington, Delaware. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and may not be amended or modified except in writing signed by each party hereto; provided, however, that if Client agrees to the Platform Terms, the Platform Terms shall govern Client’s use of the MSC Platform and to the extent there is a conflict or inconsistency between this Agreement and the Platform Terms, the Platform Terms shall control. This Agreement may not be assigned by Client hereto without the prior written consent of MSC. Any attempted assignment of this Agreement made without such consent shall be void and of no effect. This Agreement is solely for the benefit of the Client and MSC. If any provision hereof shall be held by a court of competent jurisdiction to be invalid, void or unenforceable in any respect, or against public policy, such determination shall not affect such provision in any other respect nor any other provision hereof. Headings used herein are for convenience of reference only and shall not affect the interpretation or construction of this Agreement. This Agreement may be executed in facsimile or other electronic counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same document. This Agreement has been reviewed by each of the signatories hereto and its counsel. There shall be no construction of any provision against MSC because this Agreement was drafted by MSC, and the parties waive any statute or rule of law to such effect.

Please sign below and return to MSC to indicate the Client’s acceptance of the terms set forth herein, and once executed by each of MSC and the Client, this Agreement shall constitute a binding agreement between the Client and MSC as of the date first written above.

Signed:	_________________________	Printed Name:	_________________________

Title:	_________________________	Telephone:	_________________________

IdentifySensors Biologics Corp.

20600 Chagrin Boulevard, Suite 450

Shaker Heights, Ohio 44122

Signed:	_________________________	Printed Name:	Rod Turner

Title:	CEO	Telephone:	xxx-xxx-xxxx

FundAthena, Inc., D/B/A Manhattan Street Capital, Inc.

5694 Mission Center Road, Suite 602-468
San Diego CA 92108

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Exhibit A
Warrant

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE COMMON STOCK

OF

IDENTIFYSENSORS BIOLOGICS CORP.

Original Issue Date: _________ __, 2020

This is to certify that, FOR VALUE RECEIVED, ______________ or assigns (“Holder”), is entitled to purchase, subject to the provisions of this Warrant, from IDENTIFYSENSORS BIOLOGICS CORP., a Delaware corporation (the “Company”), _______________ (_______) fully paid, validly issued and nonassessable shares of common stock, $0.0001 par value, of the Company (“Common Stock”) at the Exercise Price set forth below. This Warrant may be exercised at any time or from time to time during the five-year period (the “Exercise Period”) commencing on the Original Issue Date set forth above. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Shares” and the exercise price of a share of Common Stock in effect at any time with respect to any Warrant Shares, and as adjusted from time to time, is hereinafter sometimes referred to as the “Exercise Price.”

Exercise Of Warrant; Cancellation Of Warrant.

Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times during the Exercise Period by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto. Within two business days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. Notwithstanding anything herein to the contrary (although the Holder may surrender the Warrant to, and receive a replacement Warrant from, the Company), the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within two business days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within one (1) business day of delivery of such notice. The Holder by acceptance of this Warrant, acknowledges and agrees that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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Exercise Price. The initial exercise price per share of the Common Stock under this Warrant shall be equal to $___ per share, subject to adjustment under Section 6 (the “Exercise Price”).

Cashless Exercise. If at any time there is no effective Registration Statement covering the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at the Holder’s election, in whole or in part and in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the number computed by using the following formula:

X = Y (A-B)

A

Where	X =	the number of Warrant Shares to be issued to Holder.

	Y =	the number of Warrant Shares that the Holder elects to purchase under this Warrant (at the date of such calculation).

	A =	the Per Share Value (at the date of such calculation).

	B =	Exercise Price (as adjusted to the date of such calculation).

“Per Share Value” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on the OTCQB or OTCQX and if prices for the Common Stock are then reported by the OTC Pink marketplace published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by the Board of Director. If Holder object to the valuation as determined by the Board of Directors, then the value shall be determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Holder.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 1(d).

This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period; provided, however, that if either such day is a day on which banking institutions in the State of Ohio are authorized by law to close, then on the next succeeding day which shall be a business day in the State of Ohio.

As soon as practicable after each such exercise of this Warrant, but not later than ten (10) days following the receipt of good and available funds or upon any cashless exercise, the Company shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

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Reservation Of Shares. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of the shares of Common Stock, determined as follows:

If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or market; or

If the Common Stock is not so listed or admitted to unlisted trading privileges, but is quoted on the OTC Bulletin Board or by the OTC Markets Group, Inc., the current market value shall be the mean of the last reported bid and asked prices reported by the OTC Bulletin Board or the OTC Markets Group, Inc., as applicable, on the last business day prior to the date of the exercise of this Warrant; or

If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

Exchange, Transfer, Assignment Or Loss Of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term “Warrant” as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

Rights Of The Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

Anti-Dilution Provisions. The Exercise Price in effect at any time, and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

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Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (a) above, the number of Warrant Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Warrant Shares initially issuable upon exercise by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one-tenth of one cent ($0.001) in such price; provided, however, that any adjustments which by reason of this Subsection (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 6 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section 6, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Warrants).

The form of this Warrant need not be changed because of any adjustment in the number of Exercise Price or Warrant Shares subject to this Warrant.

Reclassification, Reorganization Or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 7 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section 6 hereof.

Representations of Holder.

The Holder represents and warrants that it is acquiring the Warrant and the Warrant Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Warrant Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Warrant Shares the Holder is acquiring are being acquired for, and will be held for, its account only.

The Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

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The Holder recognizes that the Warrant and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Warrant Shares, or to comply with any exemption from such registration.

The Holder is aware that neither the Warrant nor the Warrant Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.

The Holder further agrees not to make any disposition of all or any part of the Warrant or Warrant Shares in any event unless and until the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws. The Company agrees that it will not require an opinion of counsel with respect to transactions under Rule 144 of the Securities Act of 1933, as amended, except in unusual circumstances. The purpose of this paragraph (e) is the ensure the Company does not unintentionally violate any federal or state securities laws; the Company agrees that it will not object to or prevent any disposition of the Warrant or the Warrant Shares that does not cause such a violation.

The Holder understands and agrees that all certificates evidencing the Warrant Shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

The Holder is an “accredited investor” as defined in Regulation D promulgated under the Act.

Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

Governing Law. This Warrant is made under and shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to principles relating to conflict of laws.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly signed as of the Original Issue Date first above referenced.

IDENTIFYSENSORS BIOLOGICS CORP.

By: /s/ Gregory Hummer
Name: Gregory Hummer
Title: CEO

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PURCHASE FORM

Dated:________________________

(1)   The undersigned hereby elects to purchase ___________ Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)   Payment shall take the form of (check applicable box):

[_] in lawful money of the United States; or

[_] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 1(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 1(c).

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:___________________________

(Please typewrite or print in block letters)

Address:__________________________

Signature:_________________________

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ASSIGNMENT FORM

FOR VALUE RECEIVED, hereby sells, assigns and transfers unto

Name:___________________________

(Please typewrite or print in block letters)

Address:__________________________

the right to purchase Common Stock of IdentifySensors Biologics Corp. represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date:_____________________________

Signature:_________________________

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